Exhibit 3.7

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “NORAMPAC FINANCE US INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-NINTH DAY OF JUNE, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE FIFTEENTH DAY OF AUGUST, A.D.  2001, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

/s/Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

3410016 8100H	AUTHENTICATION: 2409610

030303482	DATE: 05-09-03

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/29/2001
010316274 – 3410016

CERTIFICATE OF INCORPORATION

OF

NORAMPAC FINANCE US INC.

THE UNDERSIGNED, in order to form a corporation under and pursuant to the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:  The name of the Corporation is Norampac Finance US Inc.

SECOND:  The registered office of the Corporation in the State of Delaware is at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and its registered agent at such address is The Corporation Trust Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:

A.                                   The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”.  The total number of shares of Common Stock which the Corporation is authorized to issue is One Thousand (l,000).  The total number of shares of Preferred Stock which the Corporation has authority to issue is Two Thousand (2,000).  The Common Stock and the Preferred Stock shall each have a par value of $0.01 per share.

B.                                     The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

C.                                     Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Sock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any Preferred Stock Designation).

FIFTH:  The name and mailing address of the Incorporator is

Sandy K. Feldman, Esq.
Feldman & Associates
10 East 40th Street
New York, New York 10016

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SIXTH:  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended.

SEVENTH:  The stockholders, or the Board of Directors of the Corporation without the assent or vote of the stockholders, shall have the power to adopt, alter, amend or repeal the By-Laws of the Corporation.

EIGHTH:  The Corporation reserves the right to amend, alter, change or repeal any provision set in this Certificate of Incorporation in the manner now or hereafter prescribed by law.

IN WITNESS whereof, I have hereunto set my hand this 29th day of June, 2001.

/s/Sandy K.Feldman
Sandy K. Feldman
Sole Incorporator

3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/15/2001
010402236 -3410016

CERTIFICATE OF DESIGNATION

OF

SERIES A PREFERRED STOCK

OF

NORAMPAC FINANCE US INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware.

Norampac Finance US Inc., a corporation organized and existing under the laws of Delaware (the “Company”), does hereby certify that, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company, by unanimous written consent on August 13, 2001, adopted the following resolution, which resolution remains in full force and effect as of the date of this Certificate:

WHEREAS,  the Board of Directors of the Company is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Company, to fix by resolution or resolutions the designation of each class or series of preferred stock and the voting powers, any designations, preferences, participating, optional or other special rights of any such class or series of preferred stock and any qualifications, limitations or restrictions thereof or such other subjects or matters as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board; and

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to such authority, to authorize and fix the terms of the series of preferred stock designated herein;

NOW THEREFORE, be it resolved, that the terms and provisions of such series and all other right or preferences granted to or imposed upon such series or the holders hereof are as herein set forth:

1.                                       Designation.  The series of preferred stock established hereby shall be designated as “Series A Preferred Stock,” par value $0.01 per share (“Preferred Stock”), and the number of shares of the preferred stock of the Company constituting such series shall be 400 shares.

2.                                       Definitions.  As used in the Certificate, the following terms shall have the following meanings:

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than Saturday, Sunday or any other day in which the banks in New York City are closed for business.

“Capital Stock” means any and all shares of capital stock of the Company (however designated and whether voting or nonvoting).

“Certificate” means this Certificate of Designation creating the Preferred Stock pursuant to Section 151 of the GCL, as the same may be amended, supplemented or modified from time to time in accordance with the terms of this Certificate and pursuant to applicable law.

“Company” means Norampac Finance US Inc.

“GCL” means the General Corporation Law of the State of Delaware.

“Issuance Date” means the date of issuance of the Preferred Stock.

“Issue Price” means, with respect to each share of Preferred Stock, $1,000,000.

“Junior Stock” means any class or series of Capital Stock of the Company now or hereafter authorized, issued or outstanding, other than the Preferred Stock.

“Liquidation Preferences” means, with respect to each share of Preferred Stock, an amount equal to the sum of (i) the Issue Price of such share, plus (ii) for each year or portion thereof that the Preferred Stock shall be outstanding, an amount equal to one-half of one percent of the Issue Price of such share, provided that the maximum increase in the Liquidation Preference per share of Preferred Stock shall not exceed five percent (5%) of the Issue Price of such share.  In the event of a stock dividend, subdivision, reclassification, distribution or similar event relating to the Preferred Stock, the Liquidation Preference of each share of Preferred Stock shall be adjusted proportionately to reflect any resulting increase or decrease in the number of outstanding shares of Preferred Stock.

“Preferred Stock” means the Series A Preferred Stock, par value $0.01 per share, created pursuant to this Certificate.

“Sale” means the merger or consolidation of the Company into or with another entity or the merger or consolidation of any other entity into or with the Company, or a statutory share exchange between the Company and any other entity (in which merger, consolidation or statutory share exchange any stockholders of the Company receive distributions of cash or securities or other assets), or the sale, transfer or other disposition of all or substantially all of the assets of the Company to a third party.

3.                                       Seniority.  The Preferred Stock shall rank prior to the Junior Stock, in each case both as to dividends and upon a liquidation, dissolution or winding-up of the Company.

4.                                       Dividends.

(a)                                  Holders of outstanding shares of Preferred Stock shall be entitled to receive, when and as declared by the Board out of funds legally available for that purpose, prior to the payment of any dividend to the holders of any shares of Junior Stock, dividends in an amount per share equal to 5.28% per annum of the Issue Price of such share.

All such dividends may be declared and paid in cash at least annually (any such dividend payment date being hereinafter referred to as a “Dividend Payment Date”) as determined by the Board and all such determinations shall be binding and final.  If Dividend Payment Date is not a Business Day, the related dividend will be paid on the next Business Day with the same force and effect as though paid on the Dividend Payment Date, without any increase to account for the period from such Dividend Payment Date through the date of actual payment.  Dividends on shares of Preferred Stock shall be cumulative and will accrue (whether or not declared) without interest.  The “Dividend Period” for any dividend is the period beginning on the preceding Dividend Payment Date (or, in the case of the first Dividend Period, the Issuance Date of the Preferred Stock) and ending on the day prior to the Dividend Payment Date for the current dividend.

(b)                                 No dividend shall be paid on the Junior Stock at any time outstanding unless, at the time of declaration thereof, dividends required to be paid on the Preferred Stock shall have been paid, declared and set apart for payment.

(c)                                  Dividends shall be paid to the holders of record at the close of business on the date specified by the Board at the time such dividend is declared; provided that such date shall not be more than 30 days or less than 10 days prior to the respective Dividend Payment Date.

(d)                                 All dividends paid with respect to the Preferred Stock shall be paid pro rata to the holders entitled thereto.

5.                                       Rights Upon Liquidation, Dissolution or Winding-Up.

(a)                                  In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holder of any share of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders (whether from capital, surplus or earnings) before any payment shall be made to the holders of any Junior Stock, an amount equal to the Liquidation Preference for each share of Preferred Stock held by such holder, plus in each case an amount equal to all accrued and unpaid dividends thereon to and including the date fixed for distribution.  A Sale shall not be deemed to be a liquidation, dissolution or winding-up of the Company for purposes of this Section 5.

(b)                                 If upon any liquidation, dissolution or winding-up of the Company the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amounts to which they shall be entitled, the holders of shares of Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.  In the event that such distribution of assets is made other than in cash or in any combination of cash and other assets, both the distribution of cash and the distribution of other assets (including securities) shall be made ratably among the holders of the shares of Preferred Stock, with the distribution of assets other than cash to be based upon the fair market value of any such assets as determined by a nationally recognized investment banking firm selected mutually by the holders of a majority in voting power of the Preferred Stock then outstanding and the Company (or if such selection cannot be made, by a nationally recognized investment banking firm selected by the American Arbitration Association in accordance with its rules).

(c)                                  In the event of any liquidation, dissolution or winding-up of the Company, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled as aforesaid, the holders of any Junior Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock, to share, according to their respective rights and preferences, in all remaining assets of the Company available for distribution to its stockholders.

(d)                                 The holders of shares of Preferred Stock shall be entitled to notice of any liquidations, dissolution or winding-up of the Company, setting forth the date and place for the payment of any proceeds in respect thereof.  Such notice shall be given not less than 30 days prior to the payment dates set forth herein.

6.                                       Voting.  Holders of shares of Preferred Stock shall have no voting rights except as provided in this Certificate or as otherwise required by law.

So long as any shares of Preferred Stock shall be outstanding, if and when dividends shall not have been paid in full accordance with Section 4 hereof for the equivalent of two consecutive years, on any outstanding shares of the Preferred Stock, (i) the number of directors constituting the whole Board of the Company shall be increased by two directors, (ii) the holders of the Preferred Stock, voting separately as a single class, shall be entitled to elect two directors to fill the vacancies created by such increase and (iii) the holders of the Common Stock of the Company, together with the holders any other class of Capital Stock of the Company entitled to vote as a single class with the Common Stock, shall be entitled to elect the remaining directors of the Company.  However, if and when all past dividends have been paid in full on the Preferred Stock (or a sufficient sum shall have been set aside for the payment of all such dividends to and including the end of the most recently ended Dividend Period), the holders of the Preferred Stock shall be divested of such voting power (subject always to the same provisions for the vesting of such power in case of any similar future event), the terms of office of the directors most recently elected by the holders of the Preferred Stock shall thereupon expire and the number of directors constituting the whole Board of Directors shall be reduced to the number in effect immediately prior to the vesting of such voting power.  A meeting of the holders of the Preferred Stock referred to in this paragraph shall be held at any time after the accrual of such voting power, upon notice given in the manner provided in the By-laws of the Company for a special meeting of shareholders, upon call by the holders of not less than 5% of the shares of all such Preferred Stock, or upon call by the Secretary of the Company at the request in writing of any holder of the Preferred Stock addressed to the Secretary at the principal office of the Company.

7.                                       Other Participating Rights.  Notwithstanding anything to the contrary in this Certificate of Designation, and to the maximum extend permitted by law, with respect to matters other than seniority, dividends, Liquidation Preference and voting rights, which are governed exclusively by Sections 3, 4, 5 and 6, respectively, of the Certificate of Designation, the holders of the Preferred Stock shall have the participation rights of the holders of all other classes of Capital Stock of the Company including, without limitation, the right to attend meetings of the stockholders of the Company, the right to inspect the books and records of the Company, the right to receive financial reports issued by the Company to its shareholders, and the right to inspect the list of shareholders of the Company.

8.                                       Notices.  Any notice, demand or other communication required by the provisions of this Certificate shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day deliver, with written verification of receipt.  All notices shall be addressed and all deliveries shall be made to each holder of record at the last address for such holder shown on the stock transfer books of the Company.

9.                                       No Preemptive Rights.  Holders of Preferred Stock shall have no preemptive rights, except as granted by the Company pursuant to written agreements.

10.                                 No Mandatory or Optional Redemption.  Holders of Preferred Stock shall have no right to cause the mandatory or optional redemption of the Preferred Stock.

11.                                 Transfer Restrictions.  The Preferred Stock evidenced by this certificate may not be sold or transferred without the prior written consent of the Company.

IN WITNESS WHEREOF, the Company has cause this Certificate of Designation to be signed by its President, a duly authorized officer this 13th day of August, 2001.

/s/Alain Lemaire
Name: Alain Lemaire
Title: President